United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2012

FEDERAL SIGNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Sale of the Federal Signal Technologies Group Business

As previously disclosed in a Current Report on Form 8-K filed June 25, 2012, Federal Signal Corporation (the “Company”) entered into an Asset Purchase Agreement on June 20, 2012 (the “Sale Agreement”) with 3M Company (“Buyer”), pursuant to which the Company agreed to sell to Buyer substantially all of the assets of the Federal Signal Technologies Group business (“FSTech”), a provider of technologies and solutions to the intelligent transportation systems and public safety markets and other applications, for $110 million in cash, subject to a post-closing net working capital adjustment (the “FSTech Sale”). Neither the Company nor any of its affiliates has had a material relationship with the Buyer, other than in respect of the Sale Agreement.

The Company and Buyer subsequently entered into Amendment No. 1, dated as of August 3, 2012, to the Sale Agreement (“Amendment No. 1”). Amendment No. 1 modified the timing of the delivery of the preliminary purchase price allocation among the assets to be transferred.

On September 4, 2012, the Company and Buyer entered into a second amendment to the Sale Agreement (“Amendment No. 2”). Amendment No. 2, among other matters, modified the calculation of the post-closing net working capital adjustment provided in the Sale Agreement to effectively reduce the total purchase price by a minimum of $6 million to reflect recent changes in FSTech’s business.

Pursuant to the terms of the Sale Agreement, as amended, on September 4, 2012, the Company and Buyer completed the FSTech Sale for $110 million in cash, subject to working capital adjustments in favor of Buyer of approximately $6 million. Of the amount payable at closing, $22 million will be held in escrow as security for certain indemnity obligations of the Company, including for any breaches of representations or warranties made by the Company. The Company used $75 million of the sale proceeds to repay obligations under its existing credit facilities pursuant to mandatory prepayment provisions under those facilities.

The foregoing description of Amendment No. 1, Amendment No. 2 and the Sale Agreement is not intended to be complete and is qualified in its entirety by reference to Amendment No. 1 and Amendment No. 2, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the Securities and Exchange Commission upon request) and the Sale Agreement which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 25, 2012 and is incorporated herein by reference.

Additionally, a copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011, and the related notes thereto, which gives effect to the FSTech Sale, are furnished as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. The Company’s condensed consolidated statement of operations for the six months ended June 30, 2012 and condensed consolidated balance sheet as of June 30, 2012, provided under Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of August 3, 2012, to the Asset Purchase Agreement dated as of June 20, 2012, by and among Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified therein, in favor of 3M Company, a Delaware corporation, and one or more subsidiaries of 3M Company identified therein

10.2	Amendment No. 2, dated as of September 4, 2012, to the Asset Purchase Agreement dated as of June 20, 2012, by and among Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified therein, in favor of 3M Company, a Delaware corporation, and one or more subsidiaries of 3M Company identified therein

99.1	Press release dated September 4, 2012

99.2	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 and the notes thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Date: September 7, 2012	/s/ Jennifer L. Sherman
Jennifer L. Sherman
Senior Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, dated as of August 3, 2012, to the Asset Purchase Agreement dated as of June 20, 2012, by and among Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified therein, in favor of 3M Company, a Delaware corporation, and one or more subsidiaries of 3M Company identified therein

10.2	Amendment No. 2, dated as of September 4, 2012, to the Asset Purchase Agreement dated as of June 20, 2012, by and among Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified therein, in favor of 3M Company, a Delaware corporation, and one or more subsidiaries of 3M Company identified therein

99.1	Press release dated September 4, 2012

99.2	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 and the notes thereto